NEWS RELEASE

Del Monte Foods Company
P.O. Box 193575
San Francisco, CA 94119-3575

DEL MONTE FOODS COMPANY ANNOUNCES RECEIPT OF
REQUISITE CONSENTS FOR $300 MILLION TENDER OFFER
AND CONSENT SOLICITATION

SAN FRANCISCO, January 24, 2005 — Del Monte Foods Company (the “Company”) announced today that the consent date and time in connection with the consent solicitation and related cash tender offer (together the “Offer”) by its wholly-owned subsidiary Del Monte Corporation (“Del Monte”) for $300 million of Del Monte’s outstanding 9 1/4% Senior Subordinated Notes due 2011 (CUSIP No. 245217AK0 ) (the “Notes”) occurred today at 5 p.m. Eastern time. As of today’s consent time, Del Monte had received tenders of notes and deliveries of related consents from holders of approximately $297 million aggregate principal amount of the Notes (representing 99.05% of the outstanding principal amount thereof).

The supplemental indenture relating to the Notes has been executed by Del Monte, the guarantors, and the trustee for the Notes, but will not become operative until after the Notes are accepted for purchase and payment pursuant to the tender offer.

As previously announced, the tender offer will expire at 12:00 midnight Eastern time on February 7, 2005 (the “Expiration Time”), subject to Del Monte’s option to extend the Expiration Time. Tenders of Notes made prior to today’s consent time may no longer be withdrawn except in limited circumstances. Holders of Notes tendered after today’s consent time will not be entitled to the consent payment of $40 per $1,000 aggregate principal amount of Notes.

The tender offer and consent solicitation remains subject to a number of conditions which are set forth in the Offer to Purchase, including without limitation, Del Monte having obtained debt financing on terms acceptable to Del Monte, as more fully described in the Offer to Purchase.

Del Monte has engaged Morgan Stanley and Banc of America Securities as Joint Dealer Managers and Solicitation Agents for the Tender Offer and Consent Solicitation. Persons with questions regarding the Tender Offer or the Consent Solicitation should be directed to Morgan Stanley at 800-624-1808 (U.S. toll-free) or 212-761-1941 (collect), attention: Francesco Cipollone or Banc of America Securities at 888-292-0070 (U.S. toll-free) or 212-847-5834 (collect), attention: High Yield Special Products. Requests for documents should be directed to Georgeson Shareholder Communications, the Information Agent, at 877-484-8195 or 800-377-9583 (U.S. toll-free) or 212-440-9800.

This press release does not constitute an offer to purchase the Notes or a solicitation of consents to amend the related indenture. The Offer is made solely by the Offer to Purchase.

Company Information and Forward Looking Statements

Del Monte is one of the country’s largest and most well-known producers, distributors and marketers of premium quality, branded and private label food and pet products for the U.S. retail market, generating over $3 billion in net sales in fiscal 2004. With a powerful portfolio of brands including Del Monte®, Contadina®, StarKist®, S&W®, Nature’s Goodness™, College Inn®, 9Lives®, Kibbles ’n Bits®, Pup-Peroni®, Snausages®, and NawSomes! ®, Del

Monte products are found in nine out of ten American households. For more information on Del Monte Foods Company, visit the Company’s Web site at www.delmonte.com.

This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to the Offer, including the Expiration Time and possible completion of the Offer. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

CONTACTS:
	Brandy Bergman/Tracy Greenberger (Media) Citigate Sard Verbinnen (212) 687-8080	Tom Gibbons (Analysts) Del Monte Foods (415) 247-3382